Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775-323-1980 Fax: 775-323-2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702-387-6073 Fax: 702-990-3564
www.shermanhoward.com

January 26, 2016

FluoroPharma Medical, Inc.
8 Hillside Avenue, Suite 108
Montclair, New Jersey 07042

Re:           FluoroPharma Medical, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to FluoroPharma Medical, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 19,691,507 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain stockholders of the Company (the “Selling Stockholders”) under a Registration Statement on Form S-1, which may be amended from time to time (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Of the 19,691,507 Shares subject to this opinion:

(a)	6,281,189 of such Shares (the “2014 Note Conversion Shares”) are to be issued upon conversion of certain outstanding convertible promissory notes (the “2014 Convertible Notes”);

(b)	7,942,872 of such Shares (the “2015 Note Conversion Shares”) are to be issued upon conversion of certain outstanding convertible promissory notes (the “2015 Convertible Notes”);

(c)	4,378,295 of such Shares (the “Warrant Shares”) are to be issued upon exercise of outstanding Warrants (the “Warrants”); and

(d)	1,089,151 of such Shares (the “Obligation Shares”) were issued for consulting services and in settlement of certain outstanding obligations of the Company owed to third parties (the “Obligations”).

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In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement (File No. 333-208196);

(b)
the Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada on January 25, 2007, as amended by the Certificate of Amendment filed with the Secretary of State of Nevada on February 11, 2011;

(c)	the Amended and Restated Bylaws of the Company;

(d)	form of Note Purchase Agreement related to the issuance of the 2014 Convertible Notes;

(e)	form of the 2014 Convertible Notes, form of Amendment No. 1 to the 2014 Convertible Notes, and form of Amendment No. 2 to the 2014 Convertible Notes;

(f)	form of Note and Warrant Purchase Agreement related to the issuance of the 2015 Convertible Notes;

(g)	form of the 2015 Convertible Notes;

(h)	form of the Warrants;

(i)	the Independent Consulting Agreement dated as of March 24, 2014 among the Company, The Del Mar Consulting Group, Inc., and Alex Partners, LLC (the “Consulting Agreement”);

(j)	the agreements related to the settlement of the Obligations (the “Settlement Agreements”);

(k)	a specimen certificate representing the Common Stock; and

(l)
certain resolutions of the Board of Directors of the Company relating to the issuance of the 2014 Convertible Notes, the 2014 Conversion Shares, the 2015 Convertible Notes, the 2015 Conversion Shares, the Warrants, the Warrant Shares, and the Obligation Shares; the authorization of the Consulting Agreement; the registration of the Shares under the Securities Act; and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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In our examination of documents, we have assumed:

(a)	the legal capacity of all natural persons executing the documents;

(b)	the genuineness of all signatures on the documents;

(c)	the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)	that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and,

(e)
other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

We have also assumed that:

(a)	the persons identified as officers of the Company are actually serving in such capacity;

(b)	the certificates representing the Shares will be properly executed by the appropriate officers of the Company;

(c)
the certificates representing the Shares will be properly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar;

(d)	the Registration Statement will be declared effective;

(e)
the 2014 Conversion Shares will be issued in accordance with the terms of the 2014 Convertible Notes, that the 2015 Conversion Shares will be issued in accordance with the terms of the 2015 Convertible Notes, that the Warrant Shares will be issued in accordance with the terms of the Warrants, and that the Obligation Shares will be issued in accordance with Settlement Agreements;

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(f)
the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of the 2014 Conversion Shares, the 2015 Conversion Shares, and the Warrant Shares;

(g)
upon issuance of any of the 2014 Conversion Shares, the 2015 Conversion Shares, or the Warrant Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the 2014 Conversion Shares have been duly authorized and upon issuance will be validly issued, and are fully paid and nonassessable;

(b)	the 2015 Conversion Shares have been duly authorized and upon issuance will be validly issued, and are fully paid and nonassessable;

(c)	the Warrant Shares have been duly authorized and upon issuance will be validly issued, fully paid, and nonassessable; and,

(d)	the Obligation Shares have been duly authorized, were validly issued, and are fully paid and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

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While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Sherman & Howard L.L.C. SHERMAN & HOWARD L.L.C.